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                                                                 EXHIBIT XXIII

                         AGREEMENT REGARDING ASSIGNMENTS
                   OF PRLP COMMON UNITS BY PRIME GROUP V, L.P.

         THIS AGREEMENT REGARDING ASSIGNMENTS OF PRLP COMMON UNITS BY PRIME GROUP V, L.P. (this "AGREEMENT") is made and entered into as of the 17th day of May, 2002, by and among Prime Group V, L.P., an Illinois limited partnership ("PG5LP"), Prime Group Limited Partnership, an Illinois limited partnership ("PRIME LP"), PGLP, Inc., an Illinois corporation ("PGLP INC."), Michael W. Reschke ("MWR"), Edward J. John ("EJJ"), Glenn D. Reschke ("GDR"), Warren H. John ("WHJ"), and Robert J. Rudnik ("RJR").

                              W I T N E S S E T H:

         WHEREAS, Prime LP is the sole limited partner of, with a ninety-nine percent (99%) interest in, PG5LP, and PGLP, Inc. is the sole general partner of, with a one percent (1%) interest in, PG5LP; and

         WHEREAS, MWR, EJJ, RJR, GDR and WHJ are all of the partners in Prime LP and the owners of all of the issued and outstanding shares of stock of PGLP Inc., as set forth on EXHIBIT A attached hereto, and

         WHEREAS, PG5LP currently holds 123,566 unencumbered common units in Prime Retail, L.P., a Delaware limited partnership ("PRLP COMMON UNITS"); and

         WHEREAS, the parties hereto have determined that it is in their best interests (i) that the unencumbered PRLP Common Units held by PG5LP be distributed by PG5LP to PG2LP as set forth or described herein and (ii) that the PRLP Common Units received by Prime LP from PG5LP be distributed to the partners of Prime LP; and

         WHEREAS, the parties hereto have agreed to take all actions and steps to cause, effect, accomplish and evidence the transactions described above, and, in connection therewith, have agreed that not all of the transfers and assignments of the PRLP Common Units described in this Agreement will be effected and accomplished by the issuance of a separate certificate or separate certificates representing the PRLP Common Units and that PG5LP is authorized and directed to cause certificates representing the PRLP Common Units to be directly issued in the name of the persons who are the ultimate assignees of the unencumbered PRLP Common Units currently held by PG5LP as described below; and

         WHEREAS, the parties hereto have agreed to enter into this Agreement to cause, effect and accomplish the transfer and assignments of the PRLP Common Units described herein and the other transactions described herein.



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         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The parties hereto hereby agree that the PRLP Common Units are hereby transferred and assigned as follows in the following order:

            (a) PG5LP hereby transfers and assigns 123,566 PRLP
Common Units to Prime L.P.

            (b) Prime LP hereby assigns 63,321 PRLP Common Units to MWR.

            (c) Prime LP hereby assigns 32,861 PRLP Common Units to EJJ.

            (d) Prime LP hereby assigns 11,254 PRLP Common Units to RJR.

            (e) Prime LP hereby assigns 9,753 PRLP Common Units to WHJ.

            (f) Prime LP hereby assigns 6,377 PRLP Common Units to GDR.

         2. The parties hereto hereby agree that, although each of the above-described assignments have occurred on the date hereof, the assignees of each assignment may not receive a certificate or certificates representing the PRLP Common Units so assigned. To evidence and effect the result of the assignments described herein, the parties hereto hereby direct and authorize PG5LP to cause the delivery of the Certificates described below directly to the ultimate assignees of the PRLP Common Units as described below:

            (a) to MWR, a Certificate issued in the name of MWR representing 63,321 PRLP Common Units;

            (b) to EJJ, a Certificate issued in the name of EJJ representing 32,861 PRLP Common Units;

            (c) to RJR, a Certificate issued in the name of RJR representing 11,753 PRLP Common Units;

            (d) to WHJ, a Certificate issued in the name of WHJ representing 9,753 PRLP Common Units; and

            (e) to GDR, a Certificate issued in the name of GDR representing 6,377 PRLP Common Units.


                                       2



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         3. This Agreement may be executed by the parties hereto in one or more counterparts, and each counterpart shall constitute an original, and all such counterparts, taken together, shall constitute one and the same instrument.


                            [signature page follows]


                                       3



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       PRIME GROUP V, L.P.

                                       By:   PGLP, Inc.
                                       Its:  Managing General Partner

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------


                                       PRIME GROUP LIMITED PARTNERSHIP

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                             Michael W. Reschke
                                             Managing General Partner


                                       PGLP, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------

                                       /S/ MICHAEL W. RESCHKE
                                       ---------------------------------------
                                       MICHAEL W. RESCHKE

                                       /S/ EDWARD J. JOHN
                                       ---------------------------------------
                                       EDWARD J. JOHN

                                       /S/ GLENN D. RESCHKE
                                       ---------------------------------------
                                       GLENN D. RESCHKE

                                       /S/ WARREN H. JOHN
                                       ---------------------------------------
                                       WARREN H. JOHN

                                       /S/ ROBERT J. RUDNIK
                                       ---------------------------------------
                                        ROBERT J. RUDNIK



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                                    EXHIBIT A
                               OWNERSHIP INTERESTS

1.       PRIME GROUP V, L.P.

         (a)  PGLP, Inc.:  1% general partner
         (b)  Prime Group Limited Partnership:  99% limited partner

2.       PRIME GROUP LIMITED PARTNERSHIP

         (a)  Michael W. Reschke ("MWR"):  51.2447% general partner
         (b)  Edward J. John ("EJJ"):  26.5938% general partner
         (c)  Robert J. Rudnik ("RJR"):  9.1075% limited partner
         (d)  Warren H. John ("WHJ"):  7.8931% limited partner
         (e)  Glenn D. Reschke ("GDR"):  5.1609% limited partner

3.       PGLP, INC.

         (a)  MWR:  51.2447% shareholder
         (b)  EJJ:  26.5938% shareholder
         (c)  RJR:  9.1075% shareholder
         (d)  WHJ:  7.8931% shareholder
         (e)  GDR:  5.1609% shareholder